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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of report : January 22, 2003
               (Date of earliest event reported): January 3, 2003


                             Grant Geophysical, Inc.
               (Exact Name of Registrant as Specified in Charter)



               Delaware                 333-89863*           76-0548468
     (State or Other Jurisdiction      (Commission         (IRS Employer
          of Incorporation)            File Number)     Identification No.)



                                 16850 Park Row
                                Houston, TX 77084
               (Address of Principal Executive Offices) (Zip Code)









       Registrant's telephone number, including area code: (281) 398-9503

*The Commission file number refers to a Form S-1 registration statement filed by the registrant under the Securities Act of 1933, which became effective January 12, 2000.



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ITEM 5.  OTHER EVENTS

         EVENT OF DEFAULT AND ELLIOTT BUYOUT OF FOOTHILL UNDER CREDIT FACILITY

         On January 2, 2003, principal on the Foothill term loan ($250,000) and interest ($100,000) on the combined loans outstanding under the Company's existing credit facility (the "Credit Facility") with Foothill Capital Corporation ("Foothill") and Elliott Associates, L.P. ("Elliott") in the aggregate amount of $350,000 became due and payable. Due to cash flow constraints, the Company did not fulfill its obligations to Foothill and Elliott under the Credit Facility to pay such amount with cash on hand; as permitted under the Credit Facility, Foothill made an advance to the Company under the Foothill revolving facility allowing the Company to make the required payment, however, the advance to the Company resulted in the amount outstanding under the Foothill revolving facility being in excess of the Company's availability under the Foothill revolving facility by $190,000 (the "Overadvance"). The Overadvance became due and payable immediately (or, to the extent of the $100,000 portion thereof used to fund interest that was due and payable on January 2, 2003, on January 9, 2003). The Company did not immediately repay any portion of the Overadvance and, pursuant to the terms of the Credit Facility, the failure to immediately repay the portion of the Overadvance used to fund the principal payment due on January 2, 2003 constituted an event of default under the Credit Facility.

         On January 3, 2003, Elliott elected to exercise its option under the Credit Facility to purchase all of the $19.8 million in outstanding loans owing to Foothill under the Credit Facility (consisting of $5.8 million outstanding under the Foothill revolving facility, $5.8 million outstanding under the Foothill term loan and $8.2 million outstanding under the supplemental term loan) and all of Foothill's other rights under the Credit Facility and Elliott replaced Foothill as agent under the Credit Facility (the "Foothill Buyout"). As a result of the Foothill Buyout, as of January 3, 2003, Elliott became the agent and sole lender under the Credit Facility under which the Company had a total of $27.3 million in outstanding loans (consisting of $19.8 million in purchased loans together with $7.5 million outstanding under the preexisting Elliott term loan). Pursuant to the terms of the Credit Facility, any failure to pay any amount due to Elliott and only to Elliott, if otherwise an event of default under the Credit Facility, is nonetheless not an event of default under the Credit Facility unless Elliott has given its prior written consent to such failure being an event of default under the Credit Facility. As of January 17, 2003, the Company had not received notice from Elliott that Elliott has given its prior written consent to the failure by the Company to repay the Overadvance being an event of default. Therefore, upon consummation of the Foothill Buyout, such failure ceased to constitute an event of default, and as of January 17, 2003, continued not to constitute an event of default under the Credit Facility.

         In connection with the Foothill Buyout, the Credit Facility was amended as of January 3, 2003 to suspend through and including January 24, 2003 the Company's obligation to remit proceeds of accounts received that would have otherwise had to be submitted to Elliott under the agreement. Additionally, in connection with the Foothill Buyout, the Company agreed to pay Elliott as part of the obligations payable by the Company under the Credit Facility all amounts paid by Elliott to Foothill in connection with the Foothill Buyout in excess of the amounts otherwise owing by the Company to Foothill under the Credit Facility (whether or not the Company was otherwise obligated to pay such amounts and specifically including the $210,716 early termination payment Elliott was required to pay to Foothill in connection with the Foothill Buyout (for which Elliott was not entitled to reimbursement from the Company)) (all such amounts being referred to as the "Waiver Fee"). The subsidiary guarantors of the Company under the Credit Facility guaranteed payment of the Waiver Fee. In connection with the Foothill Buyout, Elliott, the Company and the subsidiary guarantors under the Credit Facility released Foothill from any liability in respect of the Credit Facility, Foothill released Elliott from its guaranty of the Company's obligations to Foothill under the Credit Facility and the subsidiary guarantors reaffirmed their guaranty of the obligations of the Company to Elliott.

         If at any time prior to the repayment in full of the Overadvance Elliott were to provide its written consent to the failure to repay the Overadvance as required under the Credit Facility being an event of


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default under the Credit Facility (which Elliott may do in its sole discretion at any time), such failure would constitute an event of default under the Credit Facility. Also, if at any time prior to the payment in full of the Waiver Fee Elliott were to provide its written consent to the failure to pay the Waiver Fee being an event of default under the Credit Facility (which Elliott may do in its sole discretion at any time), such failure would also constitute an event of default under the Credit Facility. Additionally, if at any time after January 24, 2003, the Company fails to remit proceeds from accounts as and when required under the Credit Facility and Elliott provides its written consent to such failure being an event of default under the Credit Facility, such failure will constitute an event of default under the Credit Facility. Moreover, under current circumstances other defaults have occurred or are expected to occur under the Credit Facility. Accordingly, the Company expects to continue to classify any otherwise long-term debt under the Credit Facility as current in the Company's financial statements for the foreseeable future. Upon any events of default under the Credit Facility, Elliott may accelerate the maturity of amounts outstanding under the Credit Facility at any time. If Elliott were to accelerate amounts due under the Credit Facility or upon other events of default under the indenture for the Company's 9 3/4% Senior Notes due 2008 (the "Senior Notes"), the trustee could take the steps necessary to cause that debt to become immediately due and payable. Accordingly, the Company expects to continue to classify any otherwise long-term debt related to the Senior Notes as current in the Company's financial statements for the foreseeable future. If any of the Company's debt was accelerated, it would be unlikely that the Company would be able to continue its operations without seeking protection from its creditors under the federal bankruptcy code.


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         From time to time, information provided by the Company, statements by its employees or information included in written material, such as press releases and filings (including this Form 8-K Current Report) with the Securities and Exchange Commission (including portions of the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and certain other sections contained in such filings) may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.

         Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results of current and future operations may vary materially from those anticipated, estimated or projected. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

         Among the factors that will have a direct bearing on the Company's results of operations and the oil and gas services industry in which it operates are the effects of rapidly changing technology; the presence of competitors with greater financial resources; operating risks inherent in the oil and gas services industry; regulatory uncertainties; worldwide political stability and economic conditions and other risks associated with international operations, including foreign currency exchange risk; and the Company's successful execution of its strategy and internal operating plans. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits.

                  Each exhibit identified below is filed as part of this report.



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Exhibit No.       Description
-----------       -----------------------------------------------------------

10.1 Amendment No. 9 to Loan and Security Agreement, dated as of January 3, 2003, by and among the Registrant and Elliott Associates, L.P.

10.2 Acknowledgement and Release, dated as of January 3, 2003, by Elliott Associates, L.P., the Registrant and certain subsidiaries of the Registrant












































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GRANT GEOPHYSICAL, INC.,

Date: January 22, 2003                      By:          /s/  JAMES BLACK
                                                 -------------------------------
                                                           James Black
                                                     Chief Financial Officer
                                                  (Principal Financial Officer)






























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                                 EXHIBIT INDEX


10.1 Amendment No. 9 to Loan and Security Agreement, dated as of January 3, 2003, by and among the Registrant and Elliott Associates, L.P.

10.2 Acknowledgement and Release, dated as of January 3, 2003, by Elliott Associates, L.P., the Registrant and certain subsidiaries of the Registrant